UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

DIANTHUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, 43rd Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 999-4055

Magenta Therapeutics, Inc.

300 Technology Square, 8th Floor

Cambridge, Massachusetts

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DNTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.), a Delaware corporation (“OpCo”), effectively became the agreements of Dianthus Therapeutics, Inc. (formerly Magenta Therapeutics, Inc.), a Delaware corporation (the “Company”).

Registration Rights Agreement

On September 11, 2023, the Company, OpCo and the certain former holders of OpCo common stock and OpCo pre-funded warrants that participated in the OpCo pre-closing financing (as defined in Item 3.02 of this Current Report on Form 8-K) (the “OpCo Investors”) entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide for the registration and resale of certain shares of common stock of the Company (“Common Stock”) that are held by the OpCo Investors from time to time, including the shares of Common Stock issued in exchange for shares of common stock of OpCo sold in the OpCo pre-closing financing and the shares of Common Stock issuable upon exercise of the pre-funded warrants of the Company assumed upon conversion of the pre-funded warrants of OpCo sold in the OpCo pre-closing financing.

Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a shelf registration statement covering the resale of the Common Stock within 45 days of the closing of the Merger pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and to use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (a) the date that all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 of the Securities Act (“Rule 144”), or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (b) five years after the date of the Registration Rights Agreement. The Registration Rights Agreement also provides that the Company pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Contingent Value Rights Agreement

On September 11, 2023, the Company entered into a contingent value rights agreement (the “CVR Agreement”) with Computershare Trust Company, N.A., a federally chartered trust company (“Rights Agent”), pursuant to which, the Company’s pre-Merger holders of Common Stock are to receive one non-transferable contingent value right (each, a “CVR”) for each outstanding share of Common Stock held by such stockholder as of the record time. The record time for the distribution of CVRs was immediately prior to the effective time of the Merger on September 11, 2023, and the payment date for the distribution of CVRs will be September 14, 2023.

Pursuant to the CVR Agreement, each CVR holder is entitled to certain rights to receive a pro rata portion of the proceeds, if any, received by the Company as a result of (i) contingent payments made to the Company, such as milestone, royalty or earnout, when received under any pre-Merger disposition agreements related to the Company’s pre-Merger assets (which includes milestone payments under the April 2023 asset purchase agreements pertaining to the Company’s MGTA-145 and MGTA-45 programs and the CD117 antibodies including the clinical antibody that was used with MGTA-117) and (ii) an asset sale of the Company after the effective date of the Merger and prior to December 31, 2023, in each case, received within a three-year period following the closing of the Merger. Such proceeds are subject to certain permitted deductions, including for applicable tax payments, certain expenses incurred by the Company or its affiliates, losses incurred or reasonably expected to be incurred by the Company or its affiliates due to a third-party proceeding in connection with a disposition and certain wind-down costs.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the CVR holders. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any CVR holders will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and are not registered with the U.S. Securities and Exchange Commission (the “SEC”). The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

On September 11, 2023, the Company entered into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements”). The Indemnification Agreements, among other things, require the Company to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of the Company’s board of directors (the “Board of Directors”) to the maximum extent allowed under Delaware law.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the forms of Indemnification Agreements, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 11, 2023, the Company completed its business combination with OpCo in accordance with the terms of the Agreement and Plan of Merger, dated as of May 2, 2023 (the “Merger Agreement”), by and among the Company, Dio Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and OpCo, pursuant to which, among other matters, Merger Sub merged with and into OpCo, with OpCo surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with the completion of the Merger, the Company changed its name from “Magenta Therapeutics, Inc.” to “Dianthus Therapeutics, Inc.” (the “Name Change”), and the business conducted by the Company became primarily the business conducted by OpCo, which is a clinical-stage biotechnology company focused on developing next-generation complement therapeutics for patients living with severe autoimmune and inflammatory diseases. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Immediately prior to the effective time of the Merger, the Company effected a 1-for-16 reverse stock split of its Common Stock (the “Reverse Stock Split”). Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of OpCo preferred stock was converted into a share of OpCo common stock. At the effective time of the Merger, the Company issued an aggregate of approximately 11,021,300 shares of Common Stock to OpCo stockholders, based on an exchange ratio of approximately 0.2181 shares of Common Stock for each share of OpCo capital stock, including those shares of OpCo common stock issued upon the conversion of OpCo preferred stock and those shares of OpCo common stock issued in the OpCo pre-closing financing transaction, but excluding shares to be canceled pursuant to the Merger Agreement and dissenting shares, resulting in approximately 14,817,700 shares of Common Stock being issued and outstanding immediately following the effective time of the Merger. The exchange ratio was determined in accordance with the Merger Agreement.

Immediately following the completion of the Merger, the Company’s securityholders as of immediately prior to the Merger owned approximately 23% of the outstanding shares of Common Stock on a fully diluted basis and OpCo’s securityholders, including those securityholders who purchased shares of OpCo common stock and OpCo pre-funded warrants in the OpCo pre-closing financing, owned approximately 77% of the outstanding shares of the Company on a fully diluted basis (and assuming the exercise for Common Stock of any pre-funded warrants of the Company).

In addition, the Company assumed OpCo’s Dianthus Therapeutics, Inc. 2019 Stock Plan (the “2019 Plan”), each outstanding and unexercised option to purchase shares of OpCo common stock immediately prior to the effective time of the Merger was assumed by the Company and converted into an option to purchase shares of Common Stock, with necessary adjustments to the number of shares and exercise price to reflect the exchange ratio, and each outstanding and unexercised warrant to purchase shares of OpCo common stock immediately prior to the effective time (including the OpCo pre-funded warrants sold in the OpCo pre-closing financing) was converted into a warrant to purchase shares of Common Stock, with necessary adjustments to the number of shares and exercise price to reflect the exchange ratio.

The issuance of the shares of Common Stock issued to the former stockholders of OpCo, other than shares of the Common Stock issued in exchange for shares of OpCo common stock sold in the OpCo pre-closing financing, was registered with the SEC on the Company’s Registration Statement on Form S-4, as amended (File No. 333-267276) (the “Registration Statement”).

The shares of Common Stock listed on The Nasdaq Capital Market, previously trading through the close of business on Monday, September 11, 2023 under the ticker symbol “MGTA,” will commence trading on The Nasdaq Capital Market, on a post-Reverse Stock Split, post-Merger basis under the ticker symbol “DNTH” effective with the open of business on Tuesday, September 12, 2023. The Common Stock is represented by a new CUSIP number, 252828108.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 on the Report on Form 8-K filed by the Company on May 2, 2023 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Concurrently with the execution and delivery of the Merger Agreement, OpCo Investors entered into a subscription agreement, as amended, with OpCo (the “Subscription Agreement”), pursuant to which, subject to the terms and conditions of the Subscription Agreement, OpCo issued and sold, and OpCo Investors purchased, immediately prior to the consummation of the Merger, 2,873,988 shares of OpCo common stock and 210,320 OpCo pre-funded warrants, exercisable for 210,320 shares of OpCo common stock, at a purchase price of approximately $23.34 per share (or $23.34 per warrant), for an aggregate purchase price of approximately $72 million (the “OpCo pre-closing financing”).

The OpCo pre-funded warrants have an exercise price per share equal to $0.001 per share, subject to proportional adjustments in the event of stock splits, stock dividends and certain fundamental transactions. The aggregate exercise price of the OpCo pre-funded warrants, except for a nominal exercise price of $0.001 per warrant per share, was pre-funded to OpCo and, consequently, no additional consideration (other than the nominal exercise price) is required to be paid by the holder of the pre-funded warrants to exercise the warrants. The OpCo pre-funded warrants will not expire until exercised in full. As described above, each outstanding and unexercised OpCo pre-funded warrant to purchase shares of OpCo common stock immediately prior to the effective time was converted into a pre-funded warrant to purchase shares of Common Stock, with necessary adjustments to the number of shares and exercise price to reflect the exchange ratio.

The sale of the shares of OpCo common stock and the OpCo pre-funded warrants, and the shares of OpCo common stock issuable upon exercise of the OpCo pre-funded warrants, was not registered under the Securities Act, and the OpCo pre-closing financing was intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The OpCo Investors have the intent to acquire the shares of OpCo common stock and OpCo pre-funded warrants for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the shares of OpCo common stock and OpCo pre-funded warrants issued in the OpCo pre-closing financing.

Pursuant to the Subscription Agreement, the Company, OpCo and the OpCo Investors entered into the Registration Rights Agreement.

The foregoing description of the Subscription Agreement and OpCo pre-funded warrants contained herein does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement, which was filed as Exhibit 10.20 to the Registration Statement, containing a definitive proxy statement/prospectus of the Company that was filed with and declared effective by the SEC on August 1, 2023 (the “Definitive Proxy Statement/Prospectus”), and the form of OpCo pre-funded warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and, in each case, are incorporated herein by reference.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The Company convened and adjourned its special meeting of stockholders on September 8, 2023 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the amended and restated certificate of incorporation of the Company (the “Charter”) to effect the Reverse Stock Split (the “Reverse Stock Amendment”). Following the Special Meeting, the Board of Directors approved the Reverse Stock Split of Common Stock, at a ratio of 1:16. To effect the Reverse Stock Split and the Name Change (as defined in Item 2.01 of this Current Report on Form 8-K), the Company filed a Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “A&R Charter”), with an effective time of 11:13 a.m. Eastern Time on September 11, 2023 (“A&R Charter Effective Time”).

As of the A&R Charter Effective Time, each 16 shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split were automatically without further action on the part of the Company or any holders of such Common Stock, reclassified, combined, converted and changed into one share of Common Stock. Immediately following the Reverse Stock Split, there were approximately 3,792,087 shares of the Company Stock issued and outstanding.

No fractional shares of Common Stock were issued as a result of the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Common Stock multiplied by the closing trading price on The Nasdaq Stock Market LLC of a share of Common Stock on September 08, 2023, the last trading day immediately prior to the date on which the effective time occurred. The Common Stock is expected to commence trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on September 12, 2023, at which time the Common Stock will be represented by a new CUSIP number (252828108). The par value per share of Common Stock will remain unchanged.

The foregoing description of the A&R Charter does not purport to be complete and is subject to and qualified in its entirety by the full text of the A&R Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying accountant.

Dismissal of Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) served as the independent registered public accounting firm of the Company prior to the completion of the Merger. On September 11, 2023, following the completion of the Merger, KPMG was dismissed as the independent registered public accounting firm of the Company. The decision to dismiss KPMG was approved by the Audit Committee of the Board of Directors.

The reports of KPMG on the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent period from January 1, 2023 to September 11, 2023, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures made in this Item 4.01 and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of KMPG’s letter to the SEC dated September 12, 2023 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) served as the independent registered public accounting firm of OpCo prior to the completion of the Merger. On September 11, 2023, following the completion of the Merger, the Audit Committee approved the appointment of Deloitte as the independent registered public accounting firm of the Company. The Company’s engagement of Deloitte is subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board of Directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Executive Officers

In accordance with the Merger Agreement, immediately prior to and effective upon the closing of the Merger, Jeffrey W. Albers, Bruce Booth, D. Phil., Thomas O. Daniel, M.D., Amy Lynn Ronneberg, David T. Scadden, M.D. and Michael Vasconcelles, M.D. resigned from the Board of Directors and committees of the Board of Directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Immediately after closing of the Merger, Stephen Mahoney, President, Chief Financial and Operating Officer, was terminated without cause as part of the transaction and is pursuing other opportunities. In connection with his separation, subject to his execution and non-revocation of a separation agreement that includes a general release of claims, Mr. Mahoney will receive the following separation payments and benefits: (i) lump sum severance payment of $627,200.11 equal to 12 months of his base salary and 100% of his target annual incentive compensation for 2023, (ii) lump sum payment of $63,000 in lieu of COBRA continuation coverage, (iii) outplacement services for 45 days and (iv) waiver of any post-employment non-competition restrictions.

Appointment of Directors

In accordance with the Merger Agreement, immediately after the closing of the Merger on September 11, 2023, the size of the Board of Directors was fixed at eight members, consisting of two members designated by the Company, who are Alison F. Lawton and Anne McGeorge, and six members designated by OpCo, who are Marino Garcia, Leon O. Moulder, Jr., Tomas Kiselak, Lei Meng, Paula Soteropoulos and Jonathan Violin, Ph.D. In addition, the Board of Directors and its committees were reconstituted, with Mr. Marino and Ms. Soteropoulos appointed as Class I directors, whose terms expire at the Company’s 2024 annual meeting, Mr. Kiselak and Dr. Violin appointed as Class II directors, whose terms expire at the Company’s 2025 annual meeting, and Mr. Moulder and Ms. Meng appointed as Class III directors, whose terms expire at the Company’s 2026 annual meeting. Ms. McGeorge and Ms. Lawton continued as Class II and Class III directors, respectively.

Immediately after the closing of the Merger on September 11, 2023:

Chair of the Board of the Directors

Mr. Moulder was appointed as the chair of the Board of Directors.

Audit Committee

Ms. McGeorge, Mr. Moulder and Ms. Soteropoulos were appointed to the Audit Committee of the Board of Directors. Ms. McGeorge was appointed chair of the Audit Committee.

Compensation Committee

Ms. Soteropoulos, Mr. Moulder and Mr. Kiselak were appointed to the Compensation Committee of the Board of Directors. Ms. Soteropoulos was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Ms. Lawton, Ms. Meng and Mr. Moulder were appointed to the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Lawton was appointed chair of the Nominating and Corporate Governance Committee.

Science and Technology Committee

Mr. Kiselak, Ms. Meng and Dr. Violin were appointed to the Science and Technology Committee of the Board of Directors. Mr. Kiselak was appointed chair of the Science and Technology Committee.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected.

Mr. Moulder is the sole Managing Member of Tellus BioVentures, LLC (“Tellus BioVentures”), a greater than 5% stockholder of the Company, and may be deemed to beneficially own the shares held by Tellus BioVentures. A summary of transactions between the Company and Tellus BioVentures is included under the section “Certain Related Person Transactions of the Combined Company—Dianthus Transactions” in the Definitive Proxy Statement/Prospectus, and Tellus BioVentures is also party to the Registration Rights Agreement. Other than as described in the Definitive Proxy Statement/Prospectus or herein, none of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Marino Garcia (Age 56). Mr. Garcia has served as President and Chief Executive Officer of OpCo and as a member of its board of directors since November 2021. Prior to joining OpCo, Mr. Garcia served as Senior Vice President, Corporate and Business Development at Zealand Pharma from October 2018 to October 2021. Mr. Garcia previously served as Executive Vice President, Chief Strategy Officer at Synergy Pharmaceuticals from March 2016 to September 2018 and was the Senior Vice President for Corporate Development for the two preceding years. Prior to Synergy, Mr. Garcia served as Vice President, US Commercial Operations and Global New Product Development at Aspreva, a company collaborating with Roche to develop CellCept (myocophenolate mofetil) for a range of autoimmune diseases, including Lupus Nephritis, Myasthenia Gravis, and Pemphigus Vulgaris. Prior to joining Aspreva, Mr. Garcia served in various roles at large multinational biopharmaceutical companies, including Merck Pharmaceuticals, Pfizer Pharmaceuticals and Eli Lilly and Co. Mr. Garcia received his M.B.A. from the Ivey Business School at Western University in London, Ontario and his Bachelor of Commerce from Concordia University in Montreal, Quebec.

Leon O. Moulder, Jr (Age 65). Mr. Moulder has served as a member of the board of directors of OpCo since July 2019. Mr. Moulder is Managing Member of Tellus BioVentures, LLC, a life science investment fund he founded in March 2019. From May 2010 to January 2019, Mr. Moulder was the co-founder, Chief Executive Officer and a member of the board of directors of TESARO, Inc., a public biopharmaceutical company that was acquired by GlaxoSmithKline plc. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman of the board of directors, President and Chief Executive Officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, a pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd., from January 2008 until January 2009, following Eisai Co., Ltd.’s acquisition of MGI PHARMA, Inc., in January 2008. Mr. Moulder served as President and Chief Executive Officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 to January 2008. Mr. Moulder serves as a board director for Zai Lab Ltd. (ZLAB), Trevena, Inc. (TRVN), Helsinn Group and several privately held Tellus BioVentures portfolio companies. Mr. Moulder earned a B.S. in pharmacy from Temple University and an M.B.A. from the University of Chicago. Mr. Moulder is a Trustee of Temple University and a council member for the University of Chicago Booth School of Business.

Tomas Kiselak (Age 37). Mr. Kiselak has served as a member of the board of directors of OpCo since May 2021. Mr. Kiselak is a Managing Member at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak has served as the Chairman of the board of Viridian Therapeutics, Inc. (“Viridian”) (Nasdaq: VRDN) since June 2021 and a member of the Viridian board of directors since October 2020. Mr. Kiselak also serves as a director for several private companies. He received a bachelor’s degree in Neuroscience and Economics from Amherst College.

Lei Meng (Age 51). Ms. Meng has served as a member of the board of directors of OpCo since April 2022 and as Senior Therapeutics Analyst on the private investment team of Avidity Partners since January 2021. Prior to Avidity, Ms. Meng was the Vice President of Marketing Analytics and Business Development and Licensing Commercial Assessments at Allergan from March 2012 to February 2017. Prior to becoming Vice President, she held positions of increasing responsibility at Allergan. Prior to Allergan, Ms. Meng was a therapeutics analyst investing in public life science companies at Samlyn Capital. Prior to Samlyn, Ms. Meng had worked as a management consultant at McKinsey & Co., serving life sciences clients, and as a researcher in Medicinal Chemistry and Clinical Research at Merck & Co. Ms. Meng has been a Director of Prellis Biologics, an antibody discovery platform company, since August 2022. She received her M.B.A. from INSEAD, a Masters in Organic Chemistry from Harvard University and her Bachelors in Biochemistry from Barnard College.

Paula Soteropoulos (Age 55). Ms. Soteropoulos has served as a member of the board of directors of OpCo since April 2022. Ms. Soteropoulos currently serves as the Chairman of the board of Ensoma, a private venture-backed company, where she began as founding Executive Chairman in March 2020. Since November 2020, she has served on the board of directors of Rallybio Corporation (Nasdaq: RLYB). Since July 2013, she has served on the board of directors of uniQure. Since January 2023, she also has served as a Venture Partner to 5AM Ventures. From January 2015 through September 2019, she served as President and Chief Executive Officer of Akcea Therapeutics (Nasdaq: AKCA). From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Prior to this, Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a Bachelor of Science degree in chemical engineering and a Master of Science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University.

Jonathan Violin, Ph.D. (Age 47). Dr. Violin co-founded OpCo in July 2019 and has served on its board of directors since inception. Dr. Violin is currently a Venture Partner at Fairmount Funds Management LLC. Prior to joining Fairmount in June 2023, Dr. Violin served as President, Chief Executive Officer and member of the Board of Viridian Therapeutics, Inc. (Nasdaq: VRDN) from January 2021 to February 2023, and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. He was the Co-Founder of Viridian’s predecessor and led its operations from April 2020 to its acquisition. Dr. Violin also co-founded Quellis Biosciences, Inc., a biotechnology company (acquired by Astria Therapeutics, Inc. (Nasdaq: ATXS), formerly Catabasis Pharmaceuticals, Inc.), in 2018 and since January 2021, has served on the Astria Therapeutics board of directors. Prior to that, he co-founded and helped lead Trevena Inc. (Nasdaq: TRVN), a biotechnology company, in various roles from 2008 until November 2018, including most recently as Senior Vice President, Scientific Affairs and Investor Relations Officer. Dr. Violin received a Ph.D. from the Department of Pharmacology in the Biomedical Sciences Program at the University of California, San Diego, a M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business at Duke University, and a B.S. in Chemical Pharmacology from Duke University.

Alison F. Lawton (Age 61). Ms. Lawton has served as a member of the Board of Directors since December 2020 and the Chair of the Board of Directors from August 2021 through the completion of the Merger. Ms. Lawton is an executive leader with more than 30 years of experience in biopharma. She served as President and Chief Executive Officer of Kaleido Biosciences, Inc. from August 2018 to June 2020, and served as President and Chief Operating

Officer from December 2017 to August 2018. Prior to joining Kaleido Biosciences, Inc., Ms. Lawton served as Chief Operating Officer at Aura Biosciences, Inc., an oncology therapeutics company, from January 2015 until December 2017, and, prior to joining Aura, served as a consultant to Aura from March 2014 to December 2014. From January 2013 to January 2014, Ms. Lawton served as Chief Operating Officer at OvaScience Inc., a life sciences company. From 2014 to 2017, Ms. Lawton served as a biotech consultant for various companies, including as Chief Operating Officer consultant at X4 Pharmaceuticals. Prior to that, Ms. Lawton spent more than 20 years in various positions of increasing responsibility including Senior Vice President and General Manager of Biosurgery and prior, Senior Vice President of Market Access at Genzyme Corporation, a global biopharmaceutical company, and subsequently at Sanofi S.A., also a global biopharmaceutical company, following the acquisition of Genzyme by Sanofi in 2011. Additionally, Ms. Lawton previously served two terms as the industry representative on the U.S. Food & Drug Administration’s Cell & Gene Therapy Advisory Committee and as Chairman of the Board of the Regulatory Affairs Professional Society. Ms. Lawton currently serves on the board of directors of ProQR Therapeutics N.V., X4 Pharmaceuticals Inc. and Aeglea Biotherapeutics Inc. and the private companies SwanBio Therapeutics, Inc., BlueRock Therapeutics LP and AgBiome, LLC. Ms. Lawton previously served on the boards of directors of Kaleido Biosciences Inc. from August 2018 to October 2020, Verastem, Inc. from November 2012 to May 2020, CoLucid Pharmaceuticals, Inc. from March 2016 until its acquisition by Eli Lilly in March 2017, and Cubist Pharmaceuticals, Inc. from February 2012 to December 2014 prior to its acquisition by Merck & Co. in January 2015. Ms. Lawton holds a B.Sc. in pharmacology from Kings College, University of London.

Anne McGeorge (Age 62). Ms. McGeorge has been a member of the Board of Directors since June 2019. Ms. McGeorge has over 35 years of experience providing strategic guidance and operational oversight to health care organizations. Ms. McGeorge has been on the adjunct faculty at the University of North Carolina at Chapel Hill since August 2005. Ms. McGeorge currently serves on the board of directors of The Oncology Institute, Inc. (Nasdaq:TOI). She also serves on the board of directors of the private companies CitiusTech, a health care technology company, Nimbus Therapeutics, LLC, a biotech company, CLEAR Insurance, a Cayman based captive insurance company, and the National Marrow Donor Program (Be The Match), a 501(c)(3) organization, and is on the advisory board at FCA Healthcare Innovations (formerly Dioko Ventures). Additionally, Ms. McGeorge previously served on the board of directors of SOC Telemed, Inc. (Nasdaq: TOI) from October 2020 until it was acquired by Patient Square Capital, Inc. in April 2022. Prior to her retirement in July 2017, Ms. McGeorge worked at Grant Thornton LLP where she routinely advised clients on audit and financial matters relating to the healthcare industry. During her time at Grant Thornton LLP, Ms. McGeorge was Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from January 2006 to July 2017 as well as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from August 2015 to July 2017. Ms. McGeorge was formerly a Partner at Deloitte & Touche LLP from 2002 to 2005 and at Arthur Andersen LLP from 1997 to 2002. Ms. McGeorge received a B.B.A., Business, Accounting from the College of William and Mary, and an M.S., Accounting/Taxation from the University of Virginia.

Director Compensation

Following the closing of the Merger, each non-employee director will receive compensation for his or her service on the Board of Directors in accordance with the Company’s director compensation policy, which was amended in connection with the closing of the Merger to provide for the following cash and equity retainers:

•	an annual cash retainer of $40,000 for members of the Board of Directors (or $70,000 for the chair of the Board of Directors);

•	an additional annual cash retainer of $7,500 for service on the Audit Committee (or $15,000 for service as chair of the Audit Committee);

•	an additional annual cash retainer of $5,000 for service on the Compensation Committee (or $10,000 for service as chair of the Compensation Committee);

•	an additional annual cash retainer of $5,000 for service on the Science and Technology Committee (or $10,000 for service as chair of the Science and Technology Committee);

•	an additional annual cash retainer of $4,000 for service on the Nominating and Corporate Governance Committee (or $8,000 for service as chair of the Nominating and Corporate Governance Committee);

•

an annual equity grant of 6,500 stock options, commencing in connection with the Merger with the next annual equity grant to occur in connection with the Company’s 2024 annual shareholder meeting, in each case, subject to one-year cliff vesting on the earlier of the next annual shareholder meeting or the first anniversary of the date of grant; and

•	an initial equity grant of 13,000 stock options in connection with a directors appointment to the Board, subject to vesting on the third anniversary of the date of grant.

Appointment of Executive Officers

On September 11, 2023, the Board of Directors appointed Marino Garcia as the Company’s President and Chief Executive Officer and principal executive officer, Ryan Savitz as the Company’s Treasurer and Chief Financial Officer and principal financial officer and Edward Carr as the Company’s Chief Accounting Officer and principal accounting officer.

There are no family relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ryan Savitz (Age 35). Mr. Savitz has served as Chief Financial Officer of OpCo since June 2022. He most recently served as Managing Director in Citigroup’s Healthcare Investment Banking division where he was employed from June 2010 to June 2022 and focused on advising biopharma companies on private and public capital raising, partnering, and mergers and acquisitions. Prior to becoming Managing Director, he held positions of increasing responsibility, all within the Healthcare Investment Banking division at Citigroup. Mr. Savitz received his Bachelor of Science in Finance from the Pennsylvania State University.

Edward Carr (Age 54). Mr. Carr has served as Chief Accounting Officer of OpCo since April 2022. Prior to Dianthus, Mr. Carr served as Chief Financial Officer of Abeona Therapeutics, a publicly traded, clinical stage biotechnology company, from August 2021 to March 2022 and as its Chief Accounting Officer from November 2018 to August 2021. Prior to Abeona, Mr. Carr served as Assistant Controller at Coty Inc., a multi-billion dollar, publicly traded manufacturing company from October 2017 to November 2018 and as Chief Accounting Officer at Foster Wheeler AG, a multi-billion dollar, publicly traded engineering and construction company from April 2007 to March 2017. Mr. Carr, who is a Certified Public Accountant, began his career at Ernst & Young LLP. He received his Master of Professional Accountancy and Bachelor of Business Administration from West Virginia University.

Stock Option and Incentive Plan

In connection with the closing of the Merger, the Company has amended and restated the Magenta Therapeutics, Inc. 2018 Stock Option and Incentive Plan, which was renamed the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “A&R Plan”). The A&R Plan provides for the assumption of shares remaining available for delivery under the 2019 Plan as of immediately prior to the Effective Time (as appropriately adjusted to reflect the Merger), and such shares will be available for the granting of awards under the A&R Plan, in accordance with Nasdaq listing rules through July 17, 2029 (the otherwise applicable expiration date of the 2019 Plan), to individuals who were not employed immediately before the Effective Time by the Company or its subsidiaries.

The foregoing description of the A&R Plan does not purport to be complete and is qualified in its entirety by the full text of the A&R Plan, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Offer Letter Amendments

In connection with their appointments, the Board of Directors approved amendments to the offer letters between OpCo and each of Mr. Garcia, Mr. Savitz and Mr. Carr (the “Offer Letter Amendments”). The Offer Letter Amendments provide for enhanced severance in the event the executive is terminated by OpCo without cause or resigns for good reason, in each case, on or within 12 months of a Sale Event (as defined in the A&R Plan) and, for Mr. Carr, terminates his severance letter dated April 3, 2023. In the event of such termination, subject to execution and non-revocation of a release of claims, each executive will be eligible to receive: (i) cash severance equal to 1.0x (or, for Mr. Garcia, 1.5x), the sum of the executive’s base salary and target annual bonus; (ii) partial reimbursement of COBRA premiums for 12 months (or, for Mr. Garcia, 18 months); and (iii) full acceleration of all outstanding equity and equity-based awards. In addition, the Offer Letter Amendments provide a standard best after-tax provision in the event any such severance is considered a parachute payment for purposes of Section 280G of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Offer Letter Amendments does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter Amendments, copies of which are attached hereto as Exhibit 10.5, 10.6 and 10.7 and are incorporated herein by reference.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K regarding the Indemnification Agreements is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Commencing on September 12, 2023, the Company expects the trading symbol for its Common Stock, which is currently listed on The Nasdaq Capital Market, to change from “MGTA” to “DNTH.” The change in trading symbol is related solely to the Name Change.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board of Directors adopted a new Code of Conduct and Ethics (the “Code of Conduct”). The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board of Directors (the “Pre-Merger Code”). The Code of Conduct applies to all directors, officers and employees of the Company.

The Code of Conduct addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. The provisions of the Code of Conduct are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

The full text of the Code of Conduct will be posted on the Company’s website at dianthustx.com. The Company intends to disclose any amendments to the Code of Conduct, or any waivers of its requirements, on its website to the extent required by applicable rules. The Company’s Audit Committee is responsible for applying and interpreting the Code of Conduct in situations where questions are presented to it. Information contained on, or that can be accessed through, the Company’s website is not incorporated by reference into this this Current Report on Form 8-K and should not be considered to be a part hereof for any purpose.

The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Pre-Merger Code. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 11, 2023, the Company issued a press release announcing, among other things, the closing of the Merger. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press releases is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning the Company. These forward-looking statements include express or implied statements relating to cash position and cash runway of Company; the future operations of the Company; the nature, strategy and focus of the Company; the development and commercial potential and potential benefits of any product candidates of the Company; the Company’s anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; the Company having sufficient resources to advance its pipeline candidates; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the Company’s business relationships, operating results and business generally; risks associated with the Company’s ability to manage expenses and unanticipated spending and costs that could reduce the Company’s cash resources; risks related to the Company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the Company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the Company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the Company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the Company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors described under the headings “Risk Factors—Risks related to Dianthus” and “—Risks Related to the Combined Company” in the Definitive Proxy Statement/Prospectus, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the Company from time to time.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results or events may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. You should read this Current Report on Form 8-K and the documents filed as exhibits hereto completely and with the understanding that the Company’s actual future results may be materially different from what the Company expects. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and the Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in the Company.

Item 8.01.	Other Events.

The Company intends to file the Management’s Discussion and Analysis of Financial Condition and Results of Operations of OpCo for the six months ended June 30, 2023 and 2022 and for the years ended December 31, 2022 and 2021 as part of an amendment to this Current Report on Form 8-K and concurrently with the financial statements of OpCo required by Item 9.01(a).

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of OpCo required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of the Company, dated September 11, 2023.

4.1	Form of Pre-Funded Warrant of the Company.

4.2	Registration Rights Agreement, dated September 11, 2023, by and among the Company, OpCo and certain parties thereto.

10.1	Contingent Value Rights Agreement, dated September 11, 2023, by and between the Company and the Rights Agent.

10.2	Form of Indemnification Agreements for Directors of the Company.

10.3	Form of Indemnification Agreements for Officers of the Company.

10.4	Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan.

10.5	Amendment to Offer Letter, dated September 11, 2023, by and between OpCo and Marino Garcia.

10.6	Amendment to Offer Letter, dated September 11, 2023, by and between OpCo and Ryan Savitz.

10.7	Amendment to Offer Letter, dated September 11, 2023, by and between OpCo and Edward Carr.

14.1	Code of Business Conduct and Ethics of the Company.

16.1	Letter from KPMG LLP, dated September 12, 2023.

99.1	Press Release, issued on September 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIANTHUS THERAPEUTICS, INC.

Date: September 12, 2023	By:	/s/ Ryan Savitz
	Name:	Ryan Savitz
	Title:	Chief Financial Officer